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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-1 of our report dated May 21, 1996, except for Note 14, as to which the date is June 24, 1996, on our audits of the financial statements and the financial statement schedule of RSx Holdings, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

San Jose, California
July 11, 1996